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                             1997 STOCK OPTION PLAN
                                       OF
                         INFINITE TECHNOLOGY GROUP LTD.,
                                   AS AMENDED

     Infinite Technology Group Ltd., a corporation organized under the laws of the State of New York, hereby adopts this 1997 Stock Option Plan, as amended (the "Plan"). The purpose of this Plan is to further the growth, development and financial success of the Company by providing additional incentives to certain of its key Employees by assisting them to become owners of the Company's common stock ("Common Stock"), par value $.01 per share, and thus to benefit directly from its growth, development and financial success.

                                    ARTICLE I

                                   DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the respective meanings specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

SECTION 1.1 - BOARD

     "Board" shall mean the Board of Directors of the Company.

SECTION 1.2 - CODE

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 - COMMITTEE

     "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 6.1 hereof.

SECTION 1.4 - COMPANY

     "Company" shall mean Infinite Technology Group Ltd., a New York corporation. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Options outstanding under this Plan, in a transaction to which Section 424(a) of the Code applies.












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SECTION 1.5 - DIRECTOR

     "Director" shall mean a member of the Board.

SECTION 1.6 - EMPLOYEE

     "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan. To the extent not included in the foregoing, "Employee" shall also mean any officer, director, employee or consultant of, or other advisor to, the Company or any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, as the Committee shall from time to time select in its sole and absolute discretion.

SECTION 1.7 - EXCHANGE ACT

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.8 - FAIR MARKET VALUE

     "Fair Market Value" of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of Common Stock on the principal exchange, if any, on which shares of Common Stock are then trading on the day previous to such date or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or
(ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock, in each case, as of the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if the Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

SECTION 1.9 - INCENTIVE STOCK OPTION

     "Incentive Stock Option" shall mean an Option that qualifies under Section 422 of the Code and that is designated as an Incentive Stock Option by the Committee.

SECTION 1.10 - NON-QUALIFIED OPTION

     "Non-Qualified Option" shall mean any Option that is not an Incentive Stock Option and that is designated as a Non-Qualified Option by the Committee.

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SECTION 1.11 - OFFICER

     "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.12 - OPTION

     "Option" shall mean an option to purchase shares of Common Stock, granted under this Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

SECTION 1.13 - OPTIONEE

     "Optionee" shall mean an Employee to whom an Option is granted under this Plan.

SECTION 1.14 - PARENT CORPORATION

     "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.15 - PLAN

     "Plan" shall mean this 1997 Stock Option Plan of Infinite Technology Group Ltd., as amended.

SECTION 1.16 - RULE 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.17 - SECRETARY

     "Secretary" shall mean the Secretary of the Company.

SECTION 1.18 - SECURITIES ACT

     "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.19 - SUBSIDIARY

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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SECTION 1.20 - TERMINATION OF EMPLOYMENT

     "Termination of Employment" shall mean the time when an Optionee ceases to be an Employee for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company, a Parent Corporation, a Subsidiary or any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. The Committee, in its sole and absolute discretion, and with respect to all Options hereunder, shall determine all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment is for "cause" and what actions constitute "cause," and all questions of whether any particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

     The shares of stock subject to Options shall be shares of Common Stock. The aggregate number of such shares that may be issued upon exercise of Options shall be 600,000 shares. The shares to be issued upon exercise of Options may be newly-issued shares or treasury shares.

SECTION 2.2 - UNEXERCISED OPTIONS

     If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder.

SECTION 2.3 - CHANGES IN COMPANY'S SHARES

     In the event the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, reclassification, or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 hereof on the maximum number and kind of shares that may be issued on exercise of Options.

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                                   ARTICLE III

                               GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

     Any key Employee shall be eligible to be granted Options, subject to such rules and conditions as the Committee may establish from time to time in its sole and absolute discretion.

SECTION 3.2 - QUALIFICATION OF INCENTIVE STOCK OPTIONS

     Subject to the provisions of Section 7.7 hereof, no Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.

SECTION 3.3 - GRANTING OF OPTIONS

     (a) Subject to the provisions hereof, the Committee shall from time to time, in its sole and absolute discretion:

         (i) determine which Employees are key Employees and select from among the key Employees (including those to whom Options have been previously granted under this Plan or any other plan of the Company) such of them as in its opinion should be granted Options; and

         (ii) determine the number of shares to be subject to such Options granted to such selected key Employees, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

         (iii) determine the terms and conditions of such Options, consistent with this Plan.

     (b) In selecting the key Employees to whom Options shall be granted hereunder, the number of shares to be subject to such Options and the terms and conditions of such Options, the Committee shall have sole and absolute discretion and shall be free to make non-uniform and selective determinations based upon such factors as it deems relevant.

     (c) Upon the selection of a key Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its sole and absolute discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that such Employee surrender for cancellation some or all of the unexercised Options that have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lessor or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems

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appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 - OPTION AGREEMENT

     Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

SECTION 4.2 - OPTION PRICE

     The price of the shares subject to each Option shall be not less than 100% of the Fair Market Value of such shares on the date such Option is granted; provided, however, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the Fair Market Value of such shares on the date such Option is granted if such Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation.

SECTION 4.3 - COMMENCEMENT OF EXERCISABILITY

     (a) No Option may be exercised in whole or in part during the six months after such Option is granted, except as otherwise set forth herein.

     (b) Each Option granted hereunder shall be subject to such vesting schedule (which may be cumulative or non-cumulative), conditions, restrictions and other provisions as the Committee shall, in its sole and absolute discretion, deem necessary or appropriate, which determinations may be non-uniform and selective and based upon such factors as it deems relevant in its sole and absolute discretion.

     (c) Subject to the provisions hereof governing Incentive Stock Options, the Committee shall have the right to accelerate the vesting of any outstanding Option, or any portion thereof, at any time and from time to time, and upon such terms and conditions as it shall determine in its sole and absolute discretion.

     (d) Notwithstanding any other provision of this Plan, to the extent that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of the Company's stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) are exercisable by any Optionee for the first time by such Optionee during any calendar

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year (under this Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this Section, Options shall be taken into account in the order in which they were granted.

     (e) Notwithstanding the provisions of paragraph (a) above, the Committee shall have the right to issue Options hereunder that are immediately exercisable on the date of grant; provided, however, that in such event, the shares of Common Stock to be issued thereunder shall be subject to such restrictions on transfer and forfeiture as the Committee shall, in its sole and absolute discretion, deem appropriate, which determinations may be non-uniform and selective and based upon such factors as it deems appropriate in its sole and absolute discretion.

SECTION 4.4 - EXPIRATION OF OPTIONS

     No Option may be exercised to any extent by anyone after the first to occur of the following events:

         (i) the expiration of ten years from the date such Option was granted;

         (ii) with respect to an Incentive Stock Option, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time such Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date such Option was granted;

         (iii) the date of the Optionee's Termination of Employment for any reason, other than such Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), unless the Committee otherwise elects to permit the exercise of such Option for a period of time thereafter; provided, however, that (a) such period of time shall end no later than ten years from the date such Option was granted, (b) with respect to any Incentive Stock Option, such period of time shall not exceed three months from such Termination of Employment and (c) the Committee may make such elections in such manner as it deems appropriate, which may be non-uniform and selective, and based upon such factors as it, in its sole and absolute discretion, deems relevant; provided, however, that the foregoing restrictions with respect to an Optionee's Termination of Employment (as well as the restrictions set forth in clauses (iv) and (vi) below with respect to an Optionee's Termination of Employment) shall not apply to any Optionee who is merely a consultant or other advisor to the Company or any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, as the Committee shall from time to time select in its sole and absolute discretion, rather than a director, officer or other employee of the Company or any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, as the Committee shall from time to time select in its sole and absolute discretion;

         (iv) with respect to an Option held by an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of such Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies

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within said one-year period;

         (v) the expiration of one year from the date of the Optionee's death with respect to all Options held by such Optionee; and

         (vi) with respect to all Options, and notwithstanding any other provision contained herein, the date of the Optionee's Termination of Employment in the event such Termination is for "cause" (as contemplated by Section 1.19 above).

SECTION 4.5 - CONSIDERATION

     In consideration of the granting of an Option, the Committee may require that the Optionee agree to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period of one or more years after such Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation or any Subsidiary, all of which rights are hereby expressly reserved, to discharged any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6 - ADJUSTMENTS IN OUTSTANDING OPTIONS

     In the event the outstanding shares of the stock subject to Options are changed into or exchanged for a different number and/or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, reclassification, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and/or kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionees' proportionate interests shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to such Option or the unexercised portion of such Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7 - MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

     By its acceptance of each Option, each Optionee agrees that the Board shall have the power and right to declare and determine, by a duly adopted resolution of the Board, that each Option may not be exercised after (i) the merger or consolidation of the Company with or into another corporation (if the Company is not the surviving corporation of such merger or consolidation), (ii) the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or (iii) the liquidation or dissolution

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of the Company; provided, that such resolution shall be adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution.

                                    ARTICLE V

                               EXERCISE OF OPTIONS

SECTION 5.1 - PERSON ELIGIBLE TO EXERCISE

     During the lifetime of the Optionee, only he may exercise any Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of any Option granted to such Optionee may, prior to the time when such portion becomes unexercisable under this Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under such Optionee's will or under the then applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, permit the transfer of any Non-Qualified Option, in whole or in part, and the exercise thereof by any transferee thereof.

SECTION 5.2 - PARTIAL EXERCISE

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under this Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3 - MANNER OF EXERCISE

     An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under this Plan or the applicable Stock Option Agreement:

     (a) notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee and/or contained in the applicable Stock Option Agreement; and

     (b) (i) full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

         (ii) with the consent of the Committee, (A) shares of Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) subject to the requirements of Section 5.4 hereof, shares of Common Stock issuable to the Optionee upon exercise of the Option, in each case, with a fair market value (as determined under Section 4.2(b) hereof) on the date of Option

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exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

         (iii) with the consent of the Committee, a promissory note duly executed and delivered by the Optionee in the principal amount of the exercise price thereof, or any portion thereof, in each case upon such terms and conditions (including without limitation, terms regarding rates of interest, payment schedule, collateral or other security) as the Committee may establish in its sole and absolute discretion; or

         (iv) with the consent of the Committee, any combination of the consideration provided in the foregoing clauses (i), (ii) and (iii);

     (c) payment to the Company (or other employer corporation) of all amounts that it is required to withhold under federal, state or local law in connection with the exercise of the Option; provided, that, with the consent of the Committee, any combination of the consideration provided in the foregoing clauses (i), (ii) and (iii) of the preceding paragraph (b) may be used to make all or part of such payment;

     (d) such representations and documents as the Committee, in its sole and absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its sole and absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (e) in the event that any Option or portion thereof shall be exercised pursuant to Section 5.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise such Option or portion thereof.

SECTION 5.4 - CERTAIN REQUIREMENTS

     The Committee may, in its sole and absolute discretion, limit or restrict the use of shares of Common Stock issuable to the Optionee upon exercise of his Option to satisfy the Option price or the tax withholding consequences of such exercise (i) to such periods following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and/or to such other periods as the Committee shall, in its sole and absolute discretion, deem appropriate, (ii) to its receipt of an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six months (or such other period as the Committee, in its sole and absolute discretion, may determine) prior to the payment of such Option price or withholding taxes or
(iii) in accordance with such other rules and regulations as the Committee may, in its sole and absolute discretion, determine to be necessary or appropriate from time to time.

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SECTION 5.5 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares that have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to the fulfillment of all of the following conditions:

     (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

     (b) the completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall, in its sole and absolute discretion, deem necessary or advisable; and

     (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its sole and absolute discretion, determine to be necessary or advisable; and

     (d) the payment to the Company (or other employer corporation) of all amounts that it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

     (e) the lapse of such reasonable period of time following the exercise of the Option as the Committee, in its sole and absolute discretion, may establish from time to time for reasons of administrative convenience.

SECTION 5.6 - RIGHTS AS SHAREHOLDERS

     The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.7 - TRANSFER RESTRICTIONS

     If required at any time by the Committee, no shares acquired upon exercise of any Option by any Officer may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee, in its sole and absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificate or certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock that are or have been acquired by

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exercise of an Incentive Stock Option within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI

                                 ADMINISTRATION

SECTION 6.1 - STOCK OPTION COMMITTEE

     The Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board. The Board may limit the members of the Committee to directors who are both "non-employee directors," as defined in Rule 16b-3, and "outside directors," as defined in Section 162(m) of the Code. Subject to the limitations set forth in the preceding sentence, the powers of the Committee may, if so determined by resolution of the Board, be exercised by the Compensation Committee of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may be removed by the Board at any time and may resign at any time. Vacancies in the Committee shall be filled by the Board. The Board reserves the right to serve as the Committee if it so elects, and, in such event, the term "Committee" shall mean the Board.

SECTION 6.2 - DUTIES AND POWERS OF COMMITTEE

     It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the Options and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of this Plan to grant "incentive stock options" within the meaning of Section 422 of the Code.

SECTION 6.3 - MAJORITY RULE

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 6.4 - COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and

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determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the Options or for any failure to act, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation or any failure to make any determination or to otherwise act. The Committee shall have the unrestricted right to make non-uniform decisions and determinations in all matters regarding this Plan and all Options issued hereunder.

                                   ARTICLE VII

                                OTHER PROVISIONS

SECTION 7.1 - OPTIONS NOT TRANSFERABLE

     No Option or interest or right therein or part thereof shall be liable for, or available for the satisfaction of, the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, permit the holder of any Non-Qualified Option to transfer such Option, or any portion thereof, to such holder's spouse, lineal descendent(s) or trust established for the benefit thereof or any other person or entity.

SECTION 7.2 - AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, including, without limitation, any amendment to increase or decrease the number of shares as to which Options may be granted, except as otherwise set forth herein hereunder, subject to any requirements of stockholder approval set forth in Section 16b-3 or the applicable provisions of the Code. Neither the amendment, suspension nor termination of this Plan shall, without the consent of the holder of any Option, impair any rights or obligations under such Option (or the Stock Option Agreement applicable thereto) theretofore granted, except as otherwise set forth herein (or in the applicable Stock Option Agreement). Subject to any applicable provisions of Section 16b-3 and the Code, the Committee and the holder of any Option may at any time, by mutual consent, amend, modify or otherwise waive any of the terms and provisions, including the exercise price, of such holder's Option and Stock Option Agreement. No Option may be granted during any period of suspension nor after termination of this Plan, and in no event may any Option be granted under this Plan after the first to occur of (a) January 1, 2010 or (b) the expiration of ten years from the date this Plan is approved by the Company's stockholders as contemplated under
Section 7.3 hereof.

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SECTION 7.3 - EFFECTIVE DATE; APPROVAL OF PLAN BY STOCKHOLDERS

     This Plan will be effective at the time it is approved or ratified by a majority vote of the Company's stockholders (present in person or represented by proxy) at a duly called and held meeting thereof (including any proper adjournment thereof), a quorum being present. In the event this Plan is not so approved, this Plan shall not become effective and shall be null and void, and any Options issued hereunder shall be terminated.

SECTION 7.4 - EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

     Except as otherwise set forth herein, the adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary to (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5 - TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan or any provision hereof.

SECTION 7.6 - CONFORMITY TO SECURITIES LAWS

     This Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything contained herein to the contrary, this Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

SECTION 7.7 - INCENTIVE STOCK OPTIONS

     With respect to Incentive Stock Options, if this Plan does not contain any provision now or hereafter required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein. Notwithstanding anything contained herein to the contrary, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Non-Qualified Option under the Code for all purposes of this Plan.

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SECTION 7.8 - EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION

     By acceptance of an Option, the Optionee accepting same shall be deemed to have agreed that the grant of such Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its Subsidiaries, whether now existing or hereafter arising. In addition, such Option will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Optionee or that is payable to any beneficiary of such Optionee under any life insurance plan covering employees of the Company or any of its Subsidiaries.





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